EXHIBIT 32.1
CERTIFICATION
     In connection with the Quarterly Report of Pharmion Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Patrick J. Mahaffy, the Chief Executive Officer of the Company, and Erle T. Mast, the Chief Financial Officer of the Company, each hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PATRICK J. MAHAFFY	/s/ ERLE T. MAST

Patrick J. Mahaffy	Erle T. Mast
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

Dated: August 8, 2005	Dated: August 8, 2005